UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 24, 2009

                             1-800-FLOWERS.COM, INC.


             (Exact name of registrant as specified in its charter)



          Delaware                    0-26841                  11-3117311
(State of incorporation)      (Commission File Number)       (IRS Employer
                                                             Identification No.)


                         One Old Country Road, Suite 500
                           Carle Place, New York 11514

               (Address of principal executive offices) (Zip Code)

                                 (516) 237-6000

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events; Election of Directors; Compensatory Arrangements of Certain Directors.

On March 19, 2009 the Board of Directors of 1-800-FLOWERS.COM, Inc. (the "Company") elected Larry Zarin a Class III Director effective on March 19, 2009. Mr. Zarin's term will expire at the Company's 2011 Annual Meeting of Stockholders. Mr. Zarin will serve on the Board's Compensation Committee. The Company's Board of Directors has determined that Mr. Zarin is an independent director, as such independence requirements are established by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the rules and regulations promulgated there under.

Mr. Zarin, age 54, is Senior Vice President, Marketing & Corporate Communications for Express Scripts, Inc, one of the largest pharmacy benefit management (PBM) companies in North America, providing PBM services to millions of consumers. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans. Express Scripts is headquartered in St. Louis, Missouri. As Senior Vice President, Mr. Zarin is responsible for corporate marketing and the overall management of the Express Scripts brand.

Mr. Zarin came to Express Scripts in 1996 as President of Express Scripts Vision, the company's managed vision care subsidiary. In January 1998, after the sale of Express Scripts Vision, Mr. Zarin moved to corporate, where he had a leading role in the successful integration of the company's numerous major acquisitions -- including ValueRx, Diversified Pharmaceutical Services, NPA, CuraScript and Priority Healthcare.

Following graduation from the Newhouse School of Communications at Syracuse University, Mr. Zarin worked for the mayor of Syracuse for five years before moving to entertainment marketing. He spent the next 15 years working with a long list of corporate clients, including CBS, Nickelodeon, Lever Brothers, HBO, Kraft Foods, Universal Studio Tours and others. Larry's relationship with Express Scripts began when the company retained the services of the consulting firm he headed from 1991 to 1996.

In connection with his appointment, Mr. Zarin was granted the same compensation as the other non-employee directors. As such, Mr. Zarin is entitled to receive as of the date of the Company's Annual Meeting of Shareholders, an annual retainer of $12,500 and an annual award of 10,000 stock options, or, in lieu thereof, the equivalent number of RSA's based upon a 4 to 1 ratio between options and RSA's. In addition, Mr Zarin will receive a fee of $2,500 for each board meeting or committee meeting attended in person, a fee of $1,000 for each board meeting or committee meeting attended telephonically and the reimbursement of reasonable out-of-pocket travel and lodging expenses incurred by him in connection with his attendance at any board or committee meeting.

                                      # # #

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             1-800-FLOWERS.COM, Inc.


              By:       /s/  William E. Shea
                        ----------------------------
                        William E. Shea
                        Chief Financial Officer, Senior Vice-President Finance and Administration



Date: March 24, 2009